EXHIBIT 21




                           FEDERAL SIGNAL CORPORATION
                         Subsidiaries of the Registrant


The following table sets forth information concerning significant subsidiaries of the Registrant.



                                                           Jurisdiction
                                                             in which
                   Name                                     Organized


      Aplicaciones Tecnologicas VAMA S.A.                 Spain
      Bronto Skylift Oy Ab                                Finland
      Clapp Dico Corporation                              Ohio
      Dayton Progress Canada, Ltd.                        Ontario, Canada
      Dayton Progress Corporation                         Ohio
      Dayton Progress International Corporation           Ohio
      Dayton Progress (U.K.), Ltd.                        United Kingdom
      Elgin Sweeper Company                               Delaware
      Emergency One, Inc.                                 Delaware
      Federal APD, Inc.                                   Michigan
      Federal Signal Credit Corporation                   Delaware
      Federal Signal International (FSC), Ltd.            Jamaica, W.I.
      Federal Signal Ltd.                                 United Kingdom
      Five Star Manufacturing                             North Carolina
      Guzzler Manufacturing, Inc.                         Alabama
      Jamestown Punch and Tooling, Inc.                   New York
      Jetstream of Houston, Inc.                          Texas
      Jetstream of Houston, LLP                           Texas
      Justrite Manufacturing Company, L.L.C.              Delaware
      Manchester Tool Company                             Delaware
      M.J. Industries, S.A.                               France
      Nippon Dayton Progress K.K.                         Japan
      NRL Corp.                                           Alberta, Canada
      Pauluhn Electric Manufacturing Company              New York
      Pauluhn Electric Manufacturing Company, LLP         Texas
      P.C.S. Company                                      Michigan
      Plastisol Holdings B.V.                             Netherlands
      Ravo International (Van Raaij Holdings BV
       and its subsidiaries)                              Netherlands
      Saulsbury Fire Equipment Corp.                      New York
      Schneider Stanznormalien GmbH                       Germany
      Superior Emergency Vehicles, Ltd.                   Alberta, Canada
      Technical Tooling, Inc.                             Minnesota
      Vactor Manufacturing, Inc.                          Illinois
      Victor Industrial Equipment Ltd.                    South Africa
      Victor Industries, Ltd.                             United Kingdom
      Victor Products USA Inc.                            Delaware